EXHIBIT 10.1(b)
LIST OF CONTENTS OF EXHIBITS AND SCHEDULES TO CREDIT AGREEMENT

SCHEDULES:
Schedule 1.01	-	Material Subsidiaries
Schedule 2.01	-	Commitments
Schedule 3.06	-	Litigation
Schedule 5.01(d)	-	Investment Schedule

EXHIBITS:
EXHIBIT A	-	Form of Assignment and Acceptance
EXHIBIT B	-	Form of Security Agreement